UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2025

Maravai LifeSciences Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39725	85-2786970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle Suite 200 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 546-0004
(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	MRVI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.
On July 16, 2025 (the “Approval Date”), the Audit Committee (the “Audit Committee”) of the Board of Directors of Maravai LifeSciences Holdings, Inc. (the “Company”) approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025, effective immediately. In addition, on the Approval Date, the Audit Committee approved the dismissal of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm.
EY’s reports on the Company’s consolidated financial statements as of December 31, 2024 and December 31, 2023 and for each of the three years in the period ended December 31, 2024 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the fiscal years ended December 31, 2024 and 2023, as well as through the subsequent interim period through the Approval Date, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) under the Securities Act of 1933, as amended) between the Company and EY with respect to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in its reports on the Company’s consolidated financial statements covering such periods.
During the fiscal years ended December 31, 2024 and 2023, as well as during the subsequent interim period through the Approval Date, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except as described below.
EY’s report on the Company’s internal control over financial reporting as of December 31, 2024, contained an adverse opinion, specifically, that the Company had not maintained effective internal control over financial reporting as of December 31, 2024, due to the effect of material weaknesses identified by management in controls related to revenue and accounts receivable as well as goodwill impairment, as reported by the Company in “Part II, Item 9A. Controls and Procedures” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2025. These material weaknesses were discussed by the Audit Committee and EY. The Audit Committee has authorized EY to respond fully to the inquiries of Deloitte concerning such material weaknesses.
In accordance with Item 304(a)(3) of Regulation S-K, the Company provided EY with a copy of this Current Report on Form 8-K and requested that EY furnish the Company with a letter addressed to the SEC stating whether EY agrees with the statements made by the Company herein and, if not, staying the respects in which it does not agree. A copy of EY’s letter dated July 18, 2025 is filed as Exhibit 16.1 to this Current Report on Form 8-K.
During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through the Approval Date, the Company did not consult with Deloitte regarding any of the matters or events set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
16.1	Letter of Ernst & Young LLP to the Securities and Exchange Commission, dated July 18, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARAVAI LIFESCIENCES HOLDINGS, INC.

Date: July 18, 2025	By:	/s/ Rajesh Asarpota
	Name:	Rajesh Asarpota
	Title:	Chief Financial Officer